UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, the Board of Directors of Amylin Pharmaceuticals, Inc., or Amylin, accepted management’s recommendation to maintain senior management salaries at 2010 levels and approved 2011 base salaries for Amylin’s “named executive officers” (as defined by SEC regulations) as follows:  Daniel M. Bradbury:  $675,000; Mark G. Foletta: $419,750; Mark J. Gergen: $390,000; Orville G. Kolterman, M.D.: $440,000; and Marcea Bland Lloyd: $400,125.

As previously reported, in late 2010, Amylin’s Board of Directors, or Board, also approved management’s recommendation not to pay a corporate cash bonus for 2010 performance because key performance metrics were not achieved during 2010.  Accordingly, Amylin did not pay a cash bonus to the named executive officers for 2010.

On March 1, 2011, the Board, granted options to the named executive officers pursuant to Amylin’s 2009 Equity Incentive Plan, or 2009 EIP, to purchase the following number of shares of Amylin common stock:  Daniel M. Bradbury: 250,000 shares; Mark G. Foletta: 80,000 shares; Mark J. Gergen: 70,000; Orville G. Kolterman, M.D.: 25,000 shares; and Marcea Bland Lloyd: 60,000 shares.  The options are exercisable at a price equal to $15.03 per share, which is equal to the closing price of Amylin’s common stock on the date of grant.  The options have a term of 7 years and fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

On March 1, 2011, the Board also granted restricted stock units to the named executive officers pursuant to the 2009 EIP that vest in three equal annual installments from the date of grant in the following amounts:  Daniel M. Bradbury: 25,000; and 15,000 to each of Mr. Foletta, Mr. Gergen, Dr. Kolterman and Ms. Bland Lloyd.  The restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting.

In addition, on March 1, 2011, the Board granted performance-based restricted stock units to the named executive officers pursuant to the 2009 EIP in the following amounts:  Daniel M. Bradbury: 33,750 shares; Mark G. Foletta: 8,000 shares; Mark J. Gergen: 8,000 shares; Orville G. Kolterman, M.D.: 15,000 shares; and Marcea Bland Lloyd: 15,000 shares. The performance-based restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting. The restricted stock units fully vest only if Amylin launches its product candidate BYDUREON™ (exenatide extended-release for injectable suspension) within two years from the date of grant.  If this business objective is not attained, the performance-based restricted stock units will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 4, 2011	By:	/s/ HARRY J. LEONHARDT
Harry J. Leonhardt
Vice President, Legal and Governance, and Secretary